Exhibit 99.5

From:	Robert M. Bennett

C/O LightJump One Founders, LLC 14755 Preston Road, Suite 520

Dallas, TX 75254.

To:	Moolec Science SA

17, Boulevard F.W. Raiffeisen

L-2411 Luxembourg,

Grand Duchy of Luxembourg

(“Moolec”)

Re: Consent to be Named as a Director Nominee

Dear Sirs,

In connection with the filing by Moolec of the Registration Statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Moolec in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Yours faithfully,

[Signature page follows]

Executed in Dallas on November 21, 2022.

/s/ Robert M. Bennett
By: Robert M. Bennett

C/O LightJump One Founders, LLC 14755
Preston Road, Suite 520, Dallas, TX 75254.